OMNIBUS AMENDMENT TO
RESTRICTED STOCK AWARD AGREEMENTS

THIS OMNIBUS AMENDMENT (the “Amendment”) is entered into on August 10, 2026 and is effective as of January 1, 2027 (the “Effective Date”), by and between Smart Sand, Inc. (the “Company”) and Lee Beckelman (the “Grantee”).

A.    The Company has adopted the Smart Sand, Inc. 2016 Omnibus Incentive Plan (the “Plan”) authorizing the grant of Restricted Stock Awards to employees, non-employee directors and consultants of the Company and its Subsidiaries (as defined in the Plan).

B.    The Company and the Grantee have entered into multiple Restricted Stock Award Agreements (Performance Adjusted), dated June 7, 2022, March 17, 2023, February 22, 2024, and February 28, 2025 (each an “Performance Agreement” and, collectively, the “Performance Agreements”), which provide for the grant of performance-based vesting Restricted Stock Awards pursuant to the Plan.

C.    The Company and the Grantee have entered into multiple Restricted Stock Award Agreements (Time Vesting), dated June 7, 2022, March 17, 2023, February 22, 2024, and February 28, 2025 (each an “Time Vesting Agreement” and, collectively, the “Time Vesting Agreements”) (the Performance Agreements and Time Vesting Agreements, each an “Agreement” and collectively, the “Agreements”), which provide for the grant of time-based vesting Restricted Stock Awards pursuant to the Plan.

D.    The Company and the Grantee wish to amend the Agreements to adjust how vesting is handled in cases of termination for reasons in the event of death, disability or termination without Cause.

E.    Section 9.4 of each Agreement provides that the Company may amend such Agreement by a written instrument executed by the parties to such Agreement.

Accordingly, the parties agree as follows:

1.    Defined Terms.

Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Agreements.

2.    Amendment to the Agreements.

Effective as of the Effective Date, Section 2.2(a) of each Agreement is amended and restated in its entirety as provided below:

(a)Termination due to Death, Disability or Termination by the Company Without Cause. Except as otherwise provided in Section 2.3, in the event the Grantee’s employment or other service with the Company and all Subsidiaries (i) is terminated due to Grantee’s death or Disability, or (ii) is terminated by the Company without Cause, the Restrictions applicable to the Award Shares that would have lapsed during the remainder of the calendar year in which such termination occurred shall lapse and terminate. All other rights of the Grantee under this Agreement will terminate immediately without notice of any kind, and this Award will be terminated and all Award Shares with respect to which the Restrictions have not lapsed will be forfeited.

3.    No Other Amendments.

Except as specifically deemed amended and set forth herein, the Agreements shall remain in full force and effect in accordance with their respective terms. The amendments provided in this Amendment shall be applicable solely with respect to those matters expressly provided herein, and no other amendments, waivers or consents may be construed or implied. This Amendment, together with all documents (including the Agreements) referenced herein, constitutes the entire agreement between the Company and the Grantee and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, both written and oral, between the Company and the Grantee with respect to the subject matter hereof and thereof.

4.    Counterparts.

This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.    Miscellaneous.

The provisions of Sections 9.1 (Binding Effect), 9.2 (Governing Law), and 9.4 (Amendment and Waiver) of the Agreements shall apply to this Amendment mutatis mutandis.

[Signature page follows]

The parties hereto have executed this Amendment effective the day and year first above written.

SMART SAND, INC.

__/s/ Charles Young________________
Name: Charles Young
Title: CEO

By execution of this Amendment,	GRANTEE
the Grantee acknowledges having
received a copy of the Plan.	__/s/ Lee Beckelman________________
(Signature)

Lee Beckelman
_________________________________ _________________________________ _________________________________ (Address)

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